  FLEETWOOD CREDIT CORP
  FCC 1997-A GRANTOR TRUST
  $176,605,761.26 6.64% ASSET BACKED CERTIFICATES Class A
  $6,405,390.30  6.83% ASSET BACKED CERTIFICATES Class B

                                                         May 15, 1997

On May 15, 1997, interest earned and principal paid on the underlying collateral for the were paid to you by First Chicago, in its capacity as Trustee for the above referenced issue. The following information is being provided pursuant to section 14.10 of the Standard Terms and Conditions of Agreement Dated March 1, 1997. This payment per
$1,000 or original issuance of your  holdings is allocated as follows:

                                                         CLASS A       CLASS B

1)     Principal Distributable                         27.642560     27.642561
2)     Interest Distributable                           5.433864      5.589352

3)     Fees Paid to Servicer                          144,525.86      5,241.87
        Per certificate                                 0.818353      0.818353

4)     a)   Pool Balance after this payment       168,549,200.28  6,113,183.43
       b)   Pool Factor                                0.9543811     0.9543811

5)     Proceeds received during the period from                           0.00
        physical damage insurance.

6)     a) Reserve Fund Balance                                    3,331,278.77
       b) % of Pool Balance                                              1.91%

7)     Servicer Letter of Credit Amount (L.C. Terminated 2/95)             N/A
            % of Pool Balance                                              N/A

8)     Proceeds received during the period from
        dealer repurchase obligations related to                          0.00
        defaulted receivables

9)    a)  Aggregate amount of Paid-Ahead Receivables                      N/A
      b)  Aggregate amount of Unreimbursed Advances
             with respect to Paid-Ahead Receivables                        N/A
      c)  Change from Previous Month                                       N/A

10)     Aggregate unreimbursed Advances
            Prior Month                                             883,098.49
            Change from Previous Month                              (34,192.11)
            This Month                                              848,906.38

11)     Certificate Balance                       168,549,200.28  6,113,183.43

12)     Class A Principal Carryover Shortfall                             0.00
                Change from preceding period                              0.00
          Class A Interest Carryover Shortfall                            0.00
                Change from preceding period                              0.00
         Class B Principal Carryover Shortfall                            0.00
               Change from preceding period                               0.00
          Class B Interest Carryover Shortfall                            0.00
               Change from preceding period                               0.00

13)     Realized Losses                                               6,683.53
               Change from preceding period                           6,683.53

14)     Amount due Class B but paid to Class A (subordination)            0.00


                                           The First National Bank of Chicago
Class A CUSIP NO. 339083 AE7               as Trustee
Class B CUSIP NO. 339083 AF4


